State of Delaware
                                           Page 1
          Office of the Secretary of State
          ________________________________


    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE
STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS
A TRUE AND CORRECT COPY OF THE CERTIFICATE OF
AMENDMENT OF "NATIONAL CAPITAL MANAGEMENT
CORPORATION", FILED IN THIS OFFICE ON THE THIRTIETH
DAY OF JUNE, A.D. 1995, AT 9 O'CLOCK A.M.
     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN
FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR
RECORDING.

















                                  \s\ Edward J. Freel
                        Edward J. Freel, Secretary of State

                         AUTHENTICATION:      7564252
2133593 8100                       DATE:    07-06-95
950148537

                   CERTIFICATE OF AMENDMENT OF
                  CERTIFICATE OF INCORPORATION
                               OF
             NATIONAL CAPITAL MANAGEMENT CORPORATION


   It is hereby certified that:

       1.  The  name of corporation ("Corporation")  is  National
Capital Management Corporation.

       2.  Herbert  J. Jaffe is the president of the Corporation.
This Certificate is executed by Herbert J. Jaffe in his capacity as president of the Corporation, and the facts stated in the Certificate are true.

       3. The Certificate of Incorporation of the Corporation is hereby amended by deleting paragraph Fourth of the Certificate of Incorporation and replacing it with the following:

             "FOURTH.  The total number  of  shares  of
stock  which  the Corporation shall have  authority  to
issue  is  9,666,666 shares, of which 6,666,666  shares
shall  be  Common Stock and 3,000,000 shares  shall  be
Preferred  Stock  (the "Preferred  Stock").   All  such
shares   are  of  the  par  value  of  .01.    On   the
effectiveness of this amendment of the Certificate of Incorporation, each outstanding share of Common Stock shall be converted, automatically and without further action on the part of any stockholder, into one-third of one share of Common Stock; provided that on such effectiveness, if any fractional shares result from such conversion, the Corporation shall pay in cash to the respective holders of such fractions the fair value of such fractions."

       4. The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General
Corporation Law of the State of Delaware.


Dated:   June 29, 1995                \s\ Herbert J. Jaffe
                                      HERBERT J. JAFFE, PRESIDENT


ATTEST:                               \s\   Leslie   A.    Filler
                                      LESLIE A. FILLER
                                      ASSISTANT SECRETARY

                   ALL-PURPOSE ACKNOWLEDGMENT


STATE OF CALIFORNIA     )
                        )
COUNTY OF SAN FRANCISCO )


       On June 29, 1995, before me, Claudia L. Courtade, a Notary Public in and for said state, personally appeared Herbert J.
Jaffe, personally known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity(ies) and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

                                   CLAUDIA L. COURTADE
\s\ Claudia L. Courtade            COMM. #1048039
Notary   Public           (Seal)   Notary Public-California
                                   SAN FRANCISCO COUNTY
                                   My  Comm. Expires DEC 26,1998

Description of Document: Certificate of Amendment of Certificate
                         of Incorporation of National Capital
                         Management Corporation